1994 MOMED HOLDING CO. PROXY STATEMENT                           EXHIBIT 10.39



                            SHARE EXCHANGE AGREEMENT

       THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the 21st day of July, 1994, by and between MOMED HOLDING CO., a Missouri corporation ("MOMED"), and MISSOURI STATE MEDICAL ASSOCIATION, a Missouri not-for-profit corporation ("MSMA").

       In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties hereto agree as follows:

                                  ARTICLE ONE

                       ACQUISITION AND EXCHANGE OF SHARES

       SECTION 1.1. ACQUISITION OF THE MSMA SHARES. Subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined), MSMA agrees to assign, transfer, deliver and convey unto MOMED, and MOMED agrees to acquire from MSMA for retirement, all of MSMA's right, title and interest in and to the 24,185 shares of MOMED's authorized and outstanding Class B Common Stock now owned by MSMA (the "MSMA Shares").

       SECTION 1.2. EXCHANGE OF SHARES; NOMINATION AND ENDORSEMENT AGREEMENT.

       (a) In exchange for the transfer of the MSMA Shares, on the Closing Date, MOMED agrees to issue to MSMA, subject to the terms and conditions hereof, 24,185 shares of MOMED's Class A Common Stock and 24,185 shares of its Class C Common Stock. When exchanged, the shares issued to MSMA hereunder shall be duly authorized and validly issued, fully paid and non-assessable, and not issued in violation of any preemptive rights.

       (b) The shares of MOMED's Class A Common Stock issued to MSMA in connection herewith (the "Class A Shares") shall, once issued, have the same dividend rights, conversion rights, voting powers, preferences, priorities and other special rights and powers as all other issued and outstanding shares of MOMED's Class A Common Stock.

       (c) The shares of MOMED's Class C Common Stock issued to MSMA in connection herewith (the "Class C Shares") shall be non-voting, MSMA shall have an option to sell (i.e. "put") the Class C Shares to MOMED, and MOMED shall be required to purchase such shares, at any time from and after the Closing Date, in the maximum quantities set forth on Schedule A attached hereto and incorporated herein by this reference and for the per share cash consideration hereinafter described. On the second and third anniversaries of the Closing Date, MOMED shall have an option to purchase (i.e. "call") those Class C Shares not yet put to MOMED in the maximum quantities set forth on Schedule A and for the per share cash consideration hereinafter described. The put or call cash consideration payable for the Class C Shares pursuant to this Section 1.2(c) shall be $24.81 per share (for an aggregate cash consideration not to exceed $600,000) plus an interest factor which shall accrue from the Closing Date through the date of sale or purchase pursuant to a put or call provided for in this Section 1.2(c). The interest shall be a fixed annual rate equal to the prime rate announced by The Boatmen's National Bank of St. Louis on the Closing Date plus one percent (1%). Any party exercising its rights to a put or call hereunder shall give written notice thereof to the other party in accordance with the provisions of Section 7.1 hereof. The notice shall specify the number of shares covered, the purchase price of such shares (including the interest factor to the date of payment and delivery) as well as the date of payment and delivery which shall be a date not less than seven (7) nor more than thirty (30) days following the date such notice shall be deemed to have been given or made as in Section 7.1 provided. On the delivery date, MSMA shall surrender to MOMED, or its duly authorized designee, possession of all certificates representing the Class C shares covered by the put or call notice, endorsed in blank or accompanied by duly executed stock powers, and such Class C shares shall be free and clear of any claims, liens, charges, encumbrances or other restrictions of commitments of any nature whatsoever.

       (d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of MOMED, the holders of the Class C Shares shall be entitled to receive out of the assets of MOMED available for distribution to the stockholders, before any distribution of assets shall be made to the holders of other shares of MOMED capital stock, an amount equal to the value of any unexercised put or call rights provided for in Section 1.2(c) above. Except for this preference payment, the holders of the Class C Shares shall have no other rights to share in the assets of MOMED upon the liquidation, dissolution or winding up of MOMED.

       (e) Concurrently with the exchange of the MSMA Shares for the Class C Shares, (i) MSMA and MOMED shall enter into a five (5) year nomination agreement substantially in the form of Exhibit A attached hereto (the "Nomination Agreement"), and (ii) MOMED and the Select Stockholders (as hereinafter defined) shall enter into a five (5) year voting agreement substantially in the form of Exhibit B attached hereto (the "Voting Agreement").

       SECTION 1.3.  EXCHANGE PROCEDURES; SURRENDER OF CERTIFICATES.
On the Closing Date, MSMA shall surrender to MOMED, or its duly authorized designee, possession of all certificates representing the MSMA Shares, endorsed in blank or accompanied by duly executed stock powers effectively transferring the MSMA Shares to MOMED, together with a duly executed letter indicating MSMA's intent to have the surrendered shares canceled (substantially in the form of Exhibit C attached hereto). Once the certificates representing the MSMA Shares have been surrendered to MOMED, those certificates shall be marked "canceled" and, together with all other authorized but unissued shares of MOMED Class B Common Stock, shall be deemed retired. Thereupon, MOMED shall issue, in the name of MSMA, certificates representing the Class A Shares and the Class C Shares.

       SECTION 1.4. THE CLOSING. The closing of the transactions contemplated hereunder (the "Closing") shall take place at MOMED's principal executive office, 8630 Delmar Blvd., Suite 100, St. Louis, Missouri 63124, at 2:00 p.m. St. Louis time on Tuesday, August 16, 1994, or at such other date, time or place upon which the parties may mutually agree (the "Closing Date").

       SECTION 1.5.  ACTIONS AT CLOSING.

       At the Closing, the following deliveries shall be made, each to be deemed concurrent with all others:

       (a)    MOMED shall deliver the following documents to MSMA:

              (1) A certificate signed by an authorized officer of MOMED stating that each of the representations and warranties contained in Article Two is true and correct in all material respects at the time of Closing with the same force and effect as if such representations and warranties had been made at Closing;

              (2) A copy of the resolutions duly adopted by the Board of Directors and stockholders of MOMED authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified, as of the Closing Date, by the secretary of MOMED;

              (3) Certificates representing the Class A Shares and the Class C Shares registered in the name of MSMA; and

              (4) The Nomination Agreement duly executed by MOMED and the Voting Agreement duly executed by MOMED and Richard V. Bradley, M.D., Kriete H. Hollrah and Leonard L. Davis, Jr., M.D. (collectively referred to as the "Select Stockholders"); and

              (5) The opinion of MOMED's counsel substantially in the form of Exhibit D attached hereto.

       (b)    MSMA shall deliver the following documents to MOMED:

              (1) A certificate signed by an authorized officer of MSMA stating that each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of Closing with the same force and effect as if such representations and warranties had been made at Closing;

              (2) A copy of the resolutions duly adopted by the Executive Committee of MSMA authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified, as of the Closing Date, by the secretary of MSMA;

              (3) The certificates representing the MSMA Shares, endorsed in blank or accompanied by duly executed stock powers effectively transferring the MSMA Shares to MOMED for retirement, together with a duly executed letter indicated MSMA's intent to have the surrendered shares canceled (substantially in the form of Exhibit C attached hereto); and

              (4) The Nomination Agreement and the Voting Agreement, each duly executed by MSMA.

                                  ARTICLE TWO

                    REPRESENTATIONS AND WARRANTIES OF MOMED

       SECTION 2.1.  CORPORATE ORGANIZATION AND CAPITAL STOCK.

       (a) MOMED is a corporation duly organized, validly existing and in good standing under the laws of the State Missouri with full power and authority to carry on its business as now being conducted.

       (b) The authorized capital stock of MOMED, consists of (i) 500,000 shares of Class A Common Stock, of which, as of the date hereof, 219,881 shares are issued and outstanding, and (ii) 125,000 shares of Class B Common Stock, of which, as of the date hereof, 24,185 shares are issued and outstanding. All of the issued and outstanding shares of MOMED's capital stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of MOMED's capital stock has been issued in violation of any preemptive rights of the current or past stockholders of MOMED.

       (c) The Class A Shares and the Class C Shares that are to be issued to MSMA hereunder, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable.

       SECTION 2.2. AUTHORIZATION. On the Closing Date, (i) there will be no provision in MOMED's Restated Articles of Incorporation or in its By-Laws, as amended, which prohibits or limits MOMED's ability to consummate the transactions contemplated hereby, (ii) MOMED shall have the right, power and authority to enter into this Agreement and to consummate all of the transactions and fulfill all of the obligations contemplated hereby, and (iii) the execution and delivery of this Agreement and the due consummation by MOMED of the transactions contemplated hereby will have been duly authorized by all necessary corporate action of the Board of Directors and stockholders of MOMED. This Agreement constitutes a legal, valid and binding agreement of MOMED enforceable against MOMED in accordance with its terms.

       SECTION 2.3. NO CONFLICT OR VIOLATION. Subject to the fulfillment of all of the conditions set forth in Article Five hereof, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby in accordance herewith, not compliance by MOMED with any of the provisions hereof will result in, as of the Closing Date: (i) a violation of or a conflict with any provision of MOMED's Restated Articles of Incorporation or By-Laws, as amended, (ii) a breach of or default under any term, condition or provision of any obligation, agreement or undertaking, whether oral or written to which MOMED is a party, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, (iii) a violation of any applicable law, rule, regulation, order, decree or other requirement having the force of law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time, or both, would result in any such violation, or (iv) any person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from MSMA or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

       SECTION 2.4. LITIGATION AND PROCEEDINGS. There is no action, suit, proceeding or investigation pending or, to the knowledge of MOMED, threatened which challenges the validity of this Agreement or the transactions contemplated hereby, or otherwise seeks to prevent, directly or indirectly, the consummation of such transactions.

                                 ARTICLE THREE

                     REPRESENTATIONS AND WARRANTIES OF MSMA

       SECTION 3.1. CORPORATE ORGANIZATION. MSMA is a not-for-profit corporation duly organized, validly existing and in a good standing under the laws of the State Missouri with full power and authority to carry on its business as it is now being conducted.

       SECTION 3.2. AUTHORIZATION. MSMA has full right, power and authority to enter into this Agreement and to consummate or cause to be consummated all of the transactions and to fulfill all of the obligations contemplated hereby. The execution and delivery of this Agreement and the due consummation by MSMA of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Executive Committee of MSMA. This Agreement constitutes a legal, valid and binding agreement of MSMA enforceable against MSMA in accordance with its terms.

       SECTION 3.3. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by MSMA with any of the provisions hereof will result in: (i) a violation of or a conflict with any provision of the Articles of Incorporation or By-Laws of MSMA, (ii) a breach of or default under any term, condition or provision of any obligation, agreement or undertaking, whether oral or written to which MSMA is a party, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, (iii) a violation of any applicable law, rule, regulation, order, decree or other requirement having the force of law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time, or both, would result in any such violation, or (iv) any person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from MOMED or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

       SECTION 3.4. LITIGATION AND PROCEEDINGS. There is no action, suit, proceeding or investigation pending or, to the knowledge of MSMA, threatened which challenges the validity of this Agreement or the transactions contemplated hereby, or otherwise seeks to prevent, directly or indirectly, the consummation of such transactions.

       SECTION 3.5. TITLE TO MSMA SHARES. MSMA possesses good and marketable title to the MSMA Shares and has full right to transfer the same as contemplated herein. The MSMA Shares are, and will be as of the Closing Date, free and clear of any claims, lien, charges, encumbrances or other restrictions or commitments of any nature whatsoever;

       SECTION 3.6. SALE OF SUBSTANTIALLY ALL ASSETS. The MSMA Shares do not constitute all or substantially all of the assets of MSMA.

                                  ARTICLE FOUR

                             AGREEMENTS OF PARTIES

       SECTION 4.1.  AGREEMENTS OF MOMED.

       (a) MOMED shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, warranties or agreements contained or referred to herein, give prompt written notice thereof to MSMA and use reasonable efforts to prevent or promptly remedy the same.

       (b) MOMED shall submit the following matters for the approval of the MOMED stockholders at the next annual meeting of such stockholders, or at any adjournment or adjournments thereof: (i) This Agreement; (ii) The Nomination Agreement; (iii) An amendment to MOMED's Restated Articles of Incorporation authorizing the issuance of a new class of non-voting common stock to be designated "Class C Common Stock" with the rights and preferences set forth in
Section 1.2 above; and (iv) Such other amendments to MOMED's Restated Articles of Incorporation and By-Laws, as amended, as may be required to effect this Agreement and the transactions contemplated hereby. The Board of Directors of MOMED shall (subject to compliance with its fiduciary duties as advised by counsel) recommend to its stockholders the approval of such matters and shall use reasonable efforts to obtain such stockholder approval.

       (c) MOMED shall use reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the exchange contemplated hereby in accordance with the terms and conditions hereof.

       SECTION 4.2.  AGREEMENTS OF MSMA.

       (a) MSMA shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, warranties or agreements contained or referred to herein, give prompt written notice thereof to MOMED and use reasonable efforts to prevent or promptly remedy the same.

       (b) At the next annual meeting of MOMED stockholders, or at any adjournment or adjournments thereof, MSMA shall, as record holder of all 24,185 shares of the issued and outstanding MOMED Class B Common Stock, vote all such shares of MOMED Class B Common Stock in favor of this Agreement, the Nomination Agreement, an amendment to MOMED's Restated Articles of Incorporation authorizing the issuance of a new class of non-voting common stock to be designated "Class C Common Stock" with the rights and preferences set forth in Section 1.2 above, and such other amendments to MOMED's Restated Articles of Incorporation and By-Laws, as amended, as may be required to effect this Agreement and the transactions contemplated hereby.

       (c) MSMA shall use reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the exchange contemplated hereby in accordance with the terms and conditions hereof.

                                  ARTICLE FIVE

                      CONDITIONS PRECEDENT TO THE EXCHANGE

       SECTION 5.1. CONDITIONS TO THE OBLIGATIONS OF MOMED. MOMED's obligations to effect the exchange shall be subject to the satisfaction (or waiver by MOMED) of the following conditions prior to or on the Closing Date:

       (a) The representations and warranties made by MSMA in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as the Closing Date;

     (b) MSMA shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

     (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the exchange contemplated herein shall be in effect, nor shall any proceeding by any authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the exchange which makes the consummation of the exchange illegal; and

     (d) all necessary approvals, consents and authorizations required by law for consummation of the exchange including, without limitation, (i) approval by the MOMED stockholders of this Agreement, all other agreements required to be submitted to such stockholders in connection herewith, and those amendments to MOMED's Restated Articles of Incorporation as are required to effect the transactions herein contemplated, and (ii) approval by the MSMA Executive Committee of this Agreement on or before August 1, 1994, shall have been obtained.

     (e) MOMED shall have received all executed documents required to be received from MSMA on or prior to the Closing Date, all in form and substance reasonably satisfactory to MOMED, including, without limitation, the Nomination Agreement duly executed by MSMA and the Voting Agreement duly executed by MSMA and the Select Stockholders.

     SECTION 5.2. CONDITIONS TO THE OBLIGATIONS OF MSMA. MSMA's obligations to effect the exchange shall be subject to the satisfaction (or waiver by MSMA) of the following conditions prior to or on August 1, 1994:

     (a) The representations and warranties made by MOMED in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

     (b) MOMED shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

     (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the exchange contemplated herein shall be in effect, nor shall any proceeding by any authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the exchange which makes the consummation of the exchange illegal; and

     (d) All necessary approvals, consents and authorizations required by law for consummation of the exchange including, without limitation, approval by the MSMA Executive Committee of this Agreement on or before August 1, 1994, shall have been obtained.

     (e) MSMA shall have reached the opinion of MOMED's counsel substantially in the form of Exhibit D attached hereto.

     (f) MSMA shall have received all executed documents required to be received from MOMED on or prior to the Closing Date, all in form and substance reasonably satisfactory to MSMA.

                                  ARTICLE SIX

                           TERMINATION OR ABANDONMENT

     SECTION 6.1. MUTUAL AGREEMENT. This Agreement may be terminated by the mutual written consent of the parties at any time prior to the Closing Date, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previously obtained.

     SECTION 6.2. BREACH OF AGREEMENTS. In the event there is a material breach in any of the representations and warranties or agreements of MSMA or MOMED, which breach is not cured within thirty (30) days after notice to cure such breach is given by the non-breaching party, then the non-breaching party, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

     SECTION 6.3. FAILURE OF CONDITIONS. In the event any of the conditions to the obligations of either party are not satisfied or waived as specified in Article Five hereof, and if any applicable cure period provided in Section 6.2 hereof has lapsed, then the party for whose benefit such conditions were imposed may, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

     SECTION 6.4. AUTHORIZATION OF MOMED CLASS C COMMON STOCK. In the event that the MOMED stockholders are unable to fail to take such action as may be required to authorize the transactions herein provided, then MSMA may terminate this Agreement by giving written notice to MOMED. The Board of Directors of MOMED, by its approval of the execution and delivery hereof, agrees to use all reasonable efforts to cause the stockholders of MOMED to vote in favor of the transactions herein contemplated.

                                 ARTICLE SEVEN

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1. NOTICES. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

     (a)  if to MOMED:

                    MOMED Holding Co.
                    8630 Delmar Boulevard
                    Suite 100
                    St. Louis, Missouri 63124
                    Attention: President and Chief Executive Officer

          with a copy to:


                    Lewis, Rice & Fingersh
                    500 N. Broadway, Suite 2000
                    St. Louis, Missouri  63102
                    Attention: Mr. John K. Pruellage, Esq.


and

     (b)  if to MSMA:

                    Missouri State Medical Association
                    113 Madison Street
                    P.O. Box 1028
                    Jefferson City, Missouri  65102
                    Attention: President

          with copies to:

                    Bryan Cave
                    One Metropolitan Square, Suite 3600
                    St. Louis, Missouri  63102
                    Attention: Mr. Mark H. Goran, Esq.

or to such other address as any party may from time to time designate by notice to the others.

     SECTION 7.2. LIABILITIES. In the event that this Agreement is terminated pursuant to the provisions of Section 6.2 or Section 6.3 hereof on account of a breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein or any failure of conditions precedent to the exchange herein contained, then the non-breaching party or the party for whose benefit such conditions were imposed shall be entitled to recover appropriate damages from the breaching party, provided, however, that notwithstanding the foregoing, in the event this Agreement is terminated by reason of a failure of a condition precedent set forth in Sections 5.1(c) or
(d), or Sections 5.2(c) or (d), no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise.

    SECTION 7.3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supercedes and cancels any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof.

    SECTION 7.5. HEADINGS AND CAPTIONS. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

    SECTION 7.6. WAIVER, AMENDMENT OR MODIFICATION. The conditions of this Agreement which may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

    SECTION 7.7. RULES OF CONSTRUCTION. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

    SECTION 7.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

    SECTION 7.9. SUCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns, inlcuding any successor by merger, reorganization or acquisition of substantially all the assets of a party hereto. There shall be no third party beneficiaries hereof.

    SECTION 7.10. GOVERNING LAW; ASSIGNMENT. This Agreement shall be governed by the laws of the State of Missouri. This Agreement may not be assigned by either of the parties hereto.

    SECTION 7.11. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not unauthorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provisions in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

    IN WITNESS WHEREOF, the undersigned have set their hand on the date first above written.

                                     MOMED HOLDING CO.

                                     By:
                                        --------------------------------------
                                        Richard V. Bradley, M.D., President and
                                        Chief Executive Officer

                                     MISSOURI STATE MEDICAL ASSOCIATION

                                     By:
                                        --------------------------------------
                                        H. Jerry Murrell, M.D., President

====================================================================================================================================
                                                                                                   Maximum
                                                            Maximum                                Shares that
Time of                                                     Shares that                            May be
Exercise                                                    may be Put                             Called
-----------------------------------------------------------------------------------------------------------------------------------
Closing through day prior to 1st                            4,031                                  0
anniversary of Closing
-----------------------------------------------------------------------------------------------------------------------------------
1st anniversary of Closing through day prior                4,031 (up to 8,062 if no prior
to 2nd anniversary of Closing                               puts)                                  0
-----------------------------------------------------------------------------------------------------------------------------------
2nd anniversary of Closing                                  8,062 (up to 16,124 if no prior)       24,185 (if no prior puts)
through day prior to 3rd anniversary of Closing
-----------------------------------------------------------------------------------------------------------------------------------
3rd anniversary of Closing and                              8,061 (up to 24,185 if no prior        24,185 (if no prior call or puts)
thereafter                                                  puts or call)
===================================================================================================================================